ARTICLES OF INCORPORATION

                                       OF

                            CINERGY ENGINEERING, INC.


         The undersigned, desiring to form a corporation for profit under Sections 1701.01 et seq. of the Ohio Revised Code, does hereby certify:

         FIRST: The name of the corporation shall be Cinergy Engineering, Inc. (the "Corporation").

         SECOND: The principal office of the Corporation in the State of Ohio is to be located in the City of Cincinnati, County of Hamilton.

         THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under the General Corporation Law of the State of Ohio.

         FOURTH: The number of shares which the Corporation is authorized to have outstanding is Eight Hundred and Fifty (850), all of which shall be common shares without par value.

         FIFTH: To the extent permitted by law the Corporation may, from time to time, pursuant to authorization of the Board of Directors and without action by the shareholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, script, warrants, obligations, evidences of indebtedness, or other securities of the Corporation (or any other corporation) in such manner, upon such terms, and in such amounts as the Board of Directors may determine.

         SIXTH: No transaction between the Corporation and any other corporation shall in any way be affected or invalidated by the fact that any director of the Corporation has an interest in such other corporation, including being a director or officer of such corporation, provided that the fact that the interest exists shall be disclosed or shall have been known to the Board of Directors, or a majority thereof; any director of the Corporation who has such an interest may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such transactions, and may vote thereat to authorized such transaction, with like force and effect as if he were not so interested.

         SEVENTH: No holders of shares of the Corporation shall have any pre-emptive right to subscribe for or to purchase any shares of the Corporation of any class, whether such shares or such class be now or hereafter authorized.

         EIGHTH: Any amendment hereto, including any that could be adopted by the Board of Directors of this Corporation, may be adopted at a meeting of shareholders held for such purpose by the affirmative note of the holders of shares entitled to exercise a majority of the voting power of the Corporation on such proposal.

         IN WITNESS WHEREOF, the undersigned has executive these Articles this 28th day of March, 1997.


-------------------
Rosemary E. Grieme
Incorporator